Exhibit 107

Calculation of Filing Fee Tables

… F-1…..

(Form Type)

…………………………… Lichen China Limited .………………………..…

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Shares, par value US$0.00004 per share (1)	457(o)	6,250,000	$4.00	$25,000,000	$0.0000927	$2,317.50
Fees to be Paid	Equity	Representative Warrants(2)	other	—	—	—	—	—
Fees to be Paid	Equity	Class A Ordinary Shares, par value US$0.00004 per share underlying Representative Warrants(2)	457(o)	375,000	$4.80	$1,800,000	$0.0000927	$166.86
Fees Previously Paid	Equity		--	--	--	--	--	--
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$26,800,000
	Total Fees Previously Paid						$0
	Total Fee Offsets						$0
	Net Fee Due						$2,484.36

(1)	In accordance with Rule 416(a), the Registrant is also registering an indeterminate number of additional Class A Ordinary Shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

(2)	The Registrant will issue to the Representatives (as defined in the section captioned “Underwriting”) warrants to purchase a number of Class A Ordinary Shares equal to an aggregate of six percent (6%) of the Class A Ordinary Shares (the “Representative Warrants”) sold in the offering. The exercise price of the Representative Warrants is equal to 120% of the offering price of the Class A Ordinary Shares offered hereby. The Representative Warrants are exercisable within five years from the commencement of sales of the offering at any time, and from time to time, in whole or in part.